Exhibit 32

 Certification of Principal Executive and Financial Officer
Pursuant to 18 U.S.C. Section 1350, as Adopted Pursuant to
Section 906 of the Sarbanes-Oxley Act of 2002

In connection with the Quarterly Report of Sur Ventures, Inc. a Nevada corporation (the “Company”) on Form 10-Q for the period ending June 30, 2012, as filed with the Securities and Exchange Commission on the date hereof (the “Report”), Linda Fischer, Chief Executive Officer and Chief Financial Officer of the Company, certifies to the best of his knowledge, pursuant to 18 U.S.C. § 1350, as adopted pursuant to § 906 of the Sarbanes-Oxley Act of 2002, that:

(1)	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)	The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

A signed original of this written statement required by Section 906 has been provided to Sur Ventures, Inc., and will be retained by Sur Ventures, Inc. and furnished to the Securities and Exchange Commission or its staff upon request.

/s/ Linda Fischer
Linda Fischer
Chief Executive Officer, Chief Financial Officer, President (Principal Executive and Financial Officer)
August 9, 2012